MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT
                                 ---------------

                                                    Dated: May 22, 2002


To:      ABN AMRO Mortgage Corporation

Re: Underwriting Agreement, dated as of May 22, 2002 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell approximately $527,608,570 original principal amount of Multi-Class Mortgage Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of May 1, 2002 among the Company as depositor, ABN AMRO Mortgage Group, Inc. as servicer and JPMorgan Chase Bank, as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York, New York time, on May 23, 2002 and the location of the closing shall be the New York, New York offices of Thacher Proffitt & Wood. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus and the Prospectus Supplement.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation:
------------------

         ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2002-1A.

Terms of the Certificates and Underwriting Compensation:
-------------------------------------------------------



                                       Original Principal or
              Classes                    Notional Amount*              Remittance Rate           Price to Public
              -------                    ----------------              ---------------           ---------------
Class IA-1                                   $139,063,000                    (1)
                                                                                                        **
Class IA-2                                   $151,357,000                    (2)
                                                                                                        **
Class IA-3                                     $3,069,004                    (3)
                                                                                                        **
Class IA-4                                     $7,530,413                    (4)
                                                                                                        **
Class IIA-1                                   $83,004,000                    (5)
                                                                                                        **
Class IIA-2                                   $37,728,000                    (6)
                                                                                                        **
Class IIA-3                                   $96,245,000                    (7)
                                                                                                        **
Class IIA-4                                    $3,868,466                    (8)
                                                                                                        **
Class IIA-5                                    $8,457,890                    (9)
                                                                                                        **
Class M                                        $6,637,000                   (10)
                                                                                                        **
Class B-1                                      $3,982,000                   (10)
                                                                                                        **
Class B-2                                      $2,655,000                   (10)
                                                                                                        **
Class R                                              $100                   (11)
                                                                                                        **

--------------------------------------------------------------------------------
* Approximate. Subject in the case of each Class to a permitted variance of plus or minus 5%.

** The Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

(1) With respect to any distribution date on or prior to March 2007 is 5.85% per annum, subject to a maximum rate equal to the Adjusted Net WAC for Loan Group I for the related distribution date. Thereafter, will be equal to the Net WAC for Loan Group I for the related distribution date (each as defined in the Prospectus Supplement).

(2) With respect to any distribution date on or prior to March 2007 is 5.85% per annum, subject to a maximum rate equal to the Adjusted Net WAC for Loan Group I for the related distribution date. Thereafter, will be equal to the Net WAC for Loan Group I for the related distribution date (each as defined in the Prospectus Supplement).

(3) With respect to any distribution date on or prior to March 2007, 0.00% per annum. Thereafter, will be equal to the Net WAC for Loan Group I for the related distribution date (each as defined in the Prospectus Supplement).

(4) With respect to any distribution date on or prior to March 2007 is 5.85% per annum. Thereafter, will no longer be entitled to distributions of any kind (each as defined in the Prospectus Supplement).

(5) With respect to any distribution date on or prior to March 2005 is 5.85% per annum, subject to a maximum rate equal to the Adjusted Net WAC for Loan Group II for the related distribution date plus 0.50% per annum. Thereafter, will be equal to the Net WAC for Loan Group II for the related distribution date (each as defined in the Prospectus Supplement).

(6) With respect to any distribution date on or prior to March 2005 is 4.25% per annum, subject to a maximum rate equal to the Adjusted Net WAC for Loan Group II for the related distribution date minus 1.10% per annum. Thereafter, will be equal to the Net WAC for Loan Group II for the related distribution date (each as defined in the Prospectus Supplement).

(7) With respect to any distribution date on or prior to March 2005 is 5.35% per annum, subject to a maximum rate equal to the Adjusted Net WAC for Loan Group II for the related distribution date. Thereafter, will be equal to the Net WAC for Loan Group II for the related distribution date (each as defined in the Prospectus Supplement).

(8) With respect to any distribution date on or prior to March 2005, 0.00% per annum. Thereafter, will be equal to the Net WAC for Loan Group II for the related distribution date (each as defined in the Prospectus Supplement).

(9) With respect to any distribution date on or prior to March 2005 is 5.35% per annum. Thereafter, will no longer be entitled to distributions of any kind (each as defined in the Prospectus Supplement).

(10) For any Distribution Date, the weighted average of (A) for the portion of the Certificates attributable to Group I and any Interest Accrual Period
     (i) up to and including March 2007, 5.85% per annum, and (ii) beginning in April 2007, equal to Net WAC on the Group I Loans; and (B) for the portion of the Certificates attributable to Group II and any Interest Accrual Period (i) up to and including March 2005, 5.35% per annum, and (ii) beginning in April 2005, equal to Net WAC on the Group II Loans, with the weighted average of the rates under clauses (A) and (B) above being calculated in proportion to the Group I Subordinate Amount and the Group II Subordinate Amount, respectively (each as defined in the Prospectus Supplement).

(11) With respect to any Interest Accrual Period is equal to the Adjusted Net WAC for Loan Group II for the related distribution date. Thereafter, will be equal to the Net WAC for Loan Group II for the related distribution date (each as defined in the Prospectus Supplement).

Certificate Rating:
------------------

         Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") shall each assign a rating of not less than "Aaa" and "AAA," respectively, to the Class A Certificates. Standard & Poor's shall assign a rating of not less than "AAA" to the Class R Certificates. Standard & Poor's and Moody's shall each assign a rating of not less than "AA" and "Aa2," respectively, to the Class M Certificates. Standard & Poor's and Moody's shall each assign a rating of not less than "A" and "A2," respectively, to the Class B-1 Certificates. Standard & Poor's and Moody's shall each assign a rating of not less than "BBB" and "Baa2," respectively, to the Class B-2 Certificates.

REMIC Election:
--------------

         The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC I and REMIC II.

Credit Enhancement:
------------------

         Senior/Subordinated: Shifting interest

Cut-off Date:
------------

         The Cut-off Date is May 1, 2002.

Distribution Date:
-----------------

         The 25th day of each month (or, if such 25th day is not a Business Day, the Business Day immediately following) commencing in June 2002.

Purchase Price:
--------------

         The purchase price payable by the Underwriters for the Certificates is approximately 100.00% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from May 1, 2002 up to but not including the Closing Date.

Information Provided By Lehman Brothers:
---------------------------------------

         The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by Lehman Brothers on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

Underwriting Commission:
-----------------------

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

Closing Date and Location:
-------------------------

         May 23, 2002 at the New York, New York offices of Thacher Proffitt & Wood.

         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                           LEHMAN BROTHERS INC.


                                           By: /s/ Stanley P. Labanowski
                                               ---------------------------------
                                           Name:   Stanley P. Labanowski
                                           Title:  Vice President


                                           ABN AMRO FINANCIAL SERVICES, INC.


                                           By: /s/ Maria Fregosi
                                               ---------------------------------
                                           Name:   Maria Fregosi
                                           Title:  Managing Director


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION


By: /s/ Daniel J. Fischer
    -------------------------------
Name:   Daniel J. Fischer
Title:  Vice President

ABN AMRO NORTH AMERICA, INC.


By: /s/ Thomas G. Dolan
    -------------------------------
Name:   Thomas G. Dolan
Title:  Senior Vice President


By: /s/ Marty Penstine
    -------------------------------
Name:   Marty Penstine
Title:  Executive Vice President

                                   Exhibit I
                                   ---------


Name                                   Original Principal Amount of Certificates
----                                   -----------------------------------------

LEHMAN BROTHERS INC.                                   100%



                               Total: $527,608,570